Exhibit 23.1

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-93403, No. 333-38114, No. 333-85392) of Ascendant Solutions, Inc. of our report dated June 30, 2004, relating to the financial statements of The Staubach Company - West, Inc., which appear in the Second Amendment to the Current Report on Form 8-K of Ascendant Solutions, Inc. dated March 23, 2004 and filed on July 21, 2004.

/s/ BDO Seidman, LLP

Dallas, Texas

July 21, 2004